Exhibit 99.2

[logo]
                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                 Sandra Curlander
                  720-888-2292                                      720-888-2501


                      Level 3 Announces Pricing of Private
                    Offering of 12.25% Senior Notes due 2013

BROOMFIELD, Colo., April 3, 2006 -- Level 3 Communications, Inc. (Nasdaq:LVLT) today announced that its subsidiary, Level 3 Financing, Inc., has agreed to sell $300 million aggregate principal amount of 12.25% Senior Notes due 2013 in a private offering to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and outside the United States under Regulation S under the Securities Act of 1933. The senior notes were priced at 102% of the principal amount plus accrued interest from March 14, 2006. The senior notes offered represent an additional offering of the 12.25% Senior Notes due 2013 that were issued on March 14, 2006. The notes offered in this offering are being offered as additional notes under the same indenture as the 12.25% Senior Notes issued on March 14, 2006, and will be treated under that indenture as a single series of notes with the outstanding 12.25% Senior Notes.

The senior notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

The debt represented by the senior notes will constitute purchase money indebtedness under the indentures of Level 3 and the net proceeds from the offering will be used to finance the cash purchase price of Level 3's acquisition of Progress Telecom, which was consummated on March 20, 2006. The net proceeds remaining after funding that acquisition will be used solely to fund the cost of construction, installation, acquisition, lease, development or improvement of any other assets to be used in Level 3's communications business. The offering is expected to be completed on April 6, 2006, subject to customary closing conditions.
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About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and through its customers, is the primary provider of Internet connectivity for millions of broadband subscribers. The company offers a wide range of communications services over its broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented softswitch managed modem and voice services. Its Web address is www.Level3.com.

The company offers information services through its subsidiary, Software Spectrum, and fiber-optic and satellite video delivery solutions through its subsidiary, Vyvx. For additional information, visit their respective Web sites at www.softwarespectrum.com and www.vyvx.com.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries. Level 3 services are provided by a wholly owned subsidiary of Level 3 Communications, Inc.

Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: increasing the volume of traffic on Level 3's network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; ability to meet all of the terms and conditions of our debt obligations; overcoming Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; and reducing downward pressure of Software Spectrum's margins as a result of the use of volume licensing and maintenance agreements. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.


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